UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2019

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)
(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2019, Peter Garcia, the former Vice President and Chief Financial Officer of PDL BioPharma, Inc. (the Company), and the Company entered into a Confidential Severance Agreement and Release of All Claims (the “Agreement”). Under the Agreement, Mr. Garcia agreed to a general release of claims in favor of the Company and a covenant not to sue, among other promises. In consideration for the Agreement, including the release of claims and covenants, Mr. Garcia will receive a one-time payment of $1,246,285.47. In addition, pursuant to the terms of the Agreement, the following stock options held by Mr. Garcia vested: (i) 575,593 stock options with an exercise price of $2.94, (ii) 137,732 stock options with an exercise price of $2.52 and (iii) 99,666 stock options with an exercise price of $3.72. Mr. Garcia will be retained as a consultant to support the transition to a new chief financial officer for the Company for a nine month period following his resignation, which was effective as of August 15, 2019. The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this current report filed on Form 8-K. The Company has initiated the search for a new chief financial officer.

Item 9.01 Financial Statements and Exhibits

10.1	Confidential Severance Agreement and Release of All Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: August 18, 2019

Exhibit Index

Exhibit No.	Description
10.1	Confidential Severance Agreement and Release of All Claims